UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

Humacyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39532	85-1763759
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 East North Carolina Highway 54 Durham, NC	27713
(Address of principal executive offices)	(Zip code)

(919) 313-9633

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HUMA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	HUMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 19, 2026, Humacyte, Inc. (the “Company”) entered into certain securities purchase agreements (the “Purchase Agreements”) pursuant to which the Company agreed to issue and sell to certain investors in a registered direct offering (the “Offering”) 25,000,000 shares of the Company’s common stock, $0.0001 par value per share, at a price of $0.80 per share (the “Shares”).

The net proceeds to the Company from the Offering are expected to be approximately $18,400,000, after deducting the placement agent’s fees and estimated Offering expenses payable by the Company. The Offering is expected to close on or about March 20, 2026, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-290231), which was previously filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 12, 2025 and declared effective by the Commission on September 22, 2025.

On March 19, 2026, the Company also entered into a placement agent agreement (the “Placement Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC, as the placement agent (the “Placement Agent”), in connection with the Offering. Pursuant to the terms of the Placement Agreement, the Placement Agent agreed to use reasonable best efforts to arrange for the sale of the Shares.

The Purchase Agreements and Placement Agreement each contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and termination provisions. The representations, warranties and covenants contained in each of the Purchase Agreements and Placement Agreement were made only for purposes of each such agreement and are as of specific dates, are not for the benefit of any party other than the parties thereto (except with respect to certain representations and warranties in the Purchase Agreements that are for the benefit of the Placement Agent), and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports the Company may file with the Commission.

The form of Purchase Agreement and the Placement Agreement are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference. The foregoing descriptions of the terms of the Purchase Agreements and the Placement Agreement are qualified in their entirety by reference to the form of Purchase Agreement and the Placement Agreement, respectively.

The legal opinion of Covington & Burling LLP relating to the Shares is filed herewith as Exhibit 5.1.

Item 7.01. Regulation FD Disclosure.

On March 19, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Covington & Burling LLP.

10.1	Form of Securities Purchase Agreement, dated as of March 19, 2026, by and between Humacyte, Inc. and the investors.

10.2	Placement Agent Agreement, dated as of March 19, 2026, by and between Humacyte, Inc. and Titan Partners Group LLC, a division of American Capital Partners, LLC.

23.1	Consent of Covington & Burling LLP (contained in Exhibit 5.1).

99.1	Press release, dated March 19, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMACYTE, INC.

Date: March 19, 2026	By:	/s/ Dale A. Sander
		Name:	Dale A. Sander
		Title:	Chief Financial Officer, Chief Corporate Development Officer and Treasurer

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